UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, the Board of Directors (the “Board”) of ChromaDex Corporation (the “Company” or “ChromaDex”) appointed Ozan Pamir as the Company’s Chief Financial Officer and Principal Accounting Officer, effective as of October 21, 2024 (the “Effective Date”). Mr. Pamir will replace James Lee, who is currently serving as the Company’s Interim Chief Financial Officer and Interim Principal Accounting Officer. Following the Effective Date, Mr. Lee will continue in his role as Controller of the Company.

Mr. Pamir, age 33, previously served as Chief Financial Officer of 180 Life Sciences Corp. since October 2018 and prior to that worked at Ventum Financial Corp. (f/k/a/ Echelon Wealth Partners Inc.) since June 2014. Mr. Pamir received his B.A in Economics from McGill University.

In connection with his appointment as Chief Financial Officer, ChromaDex, Inc. a subsidiary of the Company, entered into an offer letter with Mr. Pamir (the “Offer Letter”), which provides for the following compensation for Mr. Pamir, contingent upon and, unless otherwise noted below, effective upon his appointment as Chief Financial Officer: (i) an annual base salary of $400,000, (ii) a discretionary target annual bonus opportunity of 50% of Mr. Pamir’s annual base salary, based on the achievement of certain performance goals to be determined by the Board, which will be pro-rated for calendar year 2024 based on Mr. Pamir’s period of employment with the Company during the year, and (iii) eligibility to participate in Company benefit plans on the same basis as other senior executive officers of the Company generally. In addition, effective October 21, 2024 (the “Grant Date”), the Compensation Committee of the Board granted Mr. Pamir an option to purchase shares of the Company’s common stock (the “Option”) under the Company’s 2017 Amended and Restated Equity Incentive Plan, having an initial grant date value of $360,000 and with an exercise price equal to the closing price of the Company’s common stock on the Grant Date. One-third of the shares subject to the Option will vest on the one-year anniversary of the Grant Date, and the remaining shares subject to the Option will vest in 24 substantially equal monthly installments thereafter, subject to Mr. Pamir’s continuous employment through the applicable vesting date.

In connection with Mr. Pamir’s termination of employment without “cause” (as defined in the Offer Letter), the Offer Letter provides that Mr. Pamir will be entitled to nine months’ base salary continuation.

Mr. Pamir is party to the Company’s standard indemnification agreement for directors and executive officers, the form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2016. There are no arrangements or understandings between Mr. Pamir and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer and Principal Accounting Officer. There are also no family relationships between Mr. Pamir and any of the Company’s directors or executive officers and other than as described herein he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On September 20, 2024, the Company issued a press release announcing the hiring of Mr. Pamir. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated September 10, 2024, by and between Ozan Pamir and ChromaDex, Inc.
99.1	Press Release dated September 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: September 20, 2024	By:	/s/ Robert Fried
Name: Robert Fried
Chief Executive Officer